UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 21, 2006

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2006, Bristol-Myers Squibb Company (the “Company”) and the borrowing subsidiaries entered into a $2.0 billion Five Year Competitive Advance and Revolving Credit Facility Agreement (the “Agreement”) with the lenders named in the Agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as administrative agents.

The Agreement replaces an existing $2.0 billion Five Year Competitive Advance and Revolving Credit Facility, which was terminated by the Company. This facility was established in December 2004 with a syndicate of lenders. The termination of this facility was concurrent with, and contingent upon, the effectiveness of the Agreement.

The Agreement contains customary terms and conditions substantially similar to the December 2004 facility, including limitations on consolidations, mergers, and sales of assets, limitations on the incurrence of certain liens, limitations on sale and leaseback transactions and a requirement to maintain a ratio of consolidated net indebtedness to consolidated capitalization. The Agreement provides for borrowings by the Company, its U.S. subsidiaries and its non-U.S. subsidiaries. All borrowings by subsidiaries are guaranteed by the Company.

The foregoing summary of certain material provisions of the Agreement is subject to, and qualified in its entirety by reference to, all the provisions of the Agreement.

Attached as Exhibit 10.1 hereto is the final form of the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The discussion under Item 1.01 is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On December 21, 2006, the Company issued a press release announcing, among other things, that it is lowering its previously disclosed full year 2006 earnings per share guidance on a GAAP basis and reaffirming its 2006 full-year earnings per share guidance on a non-GAAP basis. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The discussion under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On December 21, 2006, Bristol-Myers Squibb Company announced that the Company, the United States Department of Justice, and the Office of the United States Attorney for the District of Massachusetts have reached an agreement in principle, subject to approval by the U.S. Department of Justice, to settle several investigations involving the Company’s drug pricing, and sales and marketing activities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	$2,000,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 21, 2006 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as administrative agents

99.1.	Press release dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 27, 2006	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	$2,000,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 21, 2006 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as administrative agents

99.1	Press release dated December 21, 2006